    As filed with the Securities and Exchange Commission on December 29, 1998

                          Registration No. 333-_______

-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        OMEGA HEALTHCARE INVESTORS, INC.
               (Exact name of registrant as specified in charter)

                  Maryland                               38-3041398
         (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)             Identification No.)

                            900 Victors Way Suite 350
                            Ann Arbor, Michigan 48108
               (Address of principal executive offices) (Zip code)

               OMEGA HEALTHCARE INVESTORS, INC. 1993 STOCK OPTION
               AND RESTRICTED STOCK PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)

                               SUSAN ALLENE KOVACH
                       Vice-President, General Counsel
                                 and Secretary
                        OMEGA HEALTHCARE INVESTORS, INC.
                           900 Victors Way, Suite 350
                            Ann Arbor, Michigan 48108
                     (Name and address of agent for service)
                                 (734) 887-0200
          (Telephone number, including area code, of agent for service)

                           -------------------------

         The Commission is requested to send copies of all communications to:
                              DON M. PEARSON, ESQ.

                       Argue Pearson Harbison & Myers, LLP
                       801 South Flower Street, Suite 500
                          Los Angeles, California 90017
         Pursuant to Rule 429, this Registration Statement also updates
                    Registration Statement File No. 333-3124


                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------

                                 Proposed    Proposed
 Title of                        Maximum     Maximum
 Securities          Amount      Offering    Aggregate    Amount of
 to be               to be       Price       Offering     Registration
 Registered          Registered  Per Share   Price        Fee
-------------------------------------------------------------------
 Common Stock
   $.10 par value,
   issuable upon
   exercise of
   Options............750,000*  $29.28125**  $21,960,938     $6106
               $              $
-------------------------------------------------------------------

*In addition to the 750,000 shares of Common Stock being registered hereby, pursuant to Rule 429, the prospectus contained herein also updates and relates to 450,000 shares registered in Registration Statement File No. 333-3124, which shares are being carried forward herein. A filing fee of $4,336 was paid in connection with the 450,000 shares registered in Registration Statement File No. 333-3124.


**Estimated solely for purposes of computing the registration fee and computed in accordance with Rule 457(h) upon the basis of the high and low prices per share of the Registrant's Common Stock on December 21, 1998.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.  PLAN INFORMATION.

         The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) under the Securities Act and are not required to be filed as part of this Registration Statement.



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) under the Securities Act and are not required to be filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (1) Registrant's Annual Report on Form 10-K for the period ended December 31, 1997;

         (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30,1998;

         (3) Registrant's Reports on Form 8-K dated April 15, 1998, April 27, 1998, April 30, 1998, and June 9, 1998; and

         (4) The description of the Company's Common Stock, $.10 par value, contained in its Initial Registration Statement on Form 8-A, filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") declared effective by the

             Commission on August 7, 1992, together with any amendment or report filed subsequent to the date hereof for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Don M. Pearson, a partner in Argue Pearson Harbison & Myers, LLP counsel for the Registrant that prepared this Registration Statement for the Registrant, is an Assistant Secretary of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of directors and officers to the full extent permitted by Maryland law.

         Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active or deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services, or; (c) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of, the corporation, indemnity is permitted only for reasonable expenses and not with respect to any proceeding in which the director shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.

         Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the Registrant pursuant to the above-described provisions, the Registrant understands that the Commission is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

    4.1 Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, as amended and restated, filed as Exhibit A to Registrant's Proxy Statement dated April 6, 1998 for Registrant's Annual Meeting of Shareholders held on May 7, 1998 and incorporated herein by reference.

    5.1 Opinion of Argue Pearson Harbison & Myers, LLP regarding validity of securities.

    23.1 Consent of Argue Pearson Harbison & Myers, LLP (included in its opinion filed as Exhibit 5.1 hereto).

    23.2      Consent of Ernst & Young, LLP.


ITEM 9.  UNDERTAKINGS.

    (a)  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement

    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, Michigan, on the 29th day of December, 1998.

                                  OMEGA HEALTHCARE INVESTORS, INC.


                                  By:   /S/  Essel W. Bailey, Jr.
                                     -------------------------------------
                                             Essel W. Bailey, Jr.
                                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                  Title                   Date

/s/ Essel W. Bailey, Jr.
-------------------------    President, Chief                 December 29, 1998
    Essel W. Bailey, Jr.       Executive Officer,
                               and Director
                               (principal executive
                               officer)
/s/ David A. Stover
-------------------------    Vice President and Chief         December 29, 1998
    David A. Stover            Financial Officer
                               (principal financial and
                               accounting officer)


/s/ Martha A. Darling        Director                         December 29, 1998
-------------------------
    Martha A. Darling

/s/ James E. Eden
-------------------------    Director                         December 29, 1998
    James E. Eden

/s/ Thomas F. Franke
-------------------------    Director                         December 29, 1998
    Thomas F. Franke

/s/ Henry Greer
-------------------------    Director                         December 29, 1998
    Henry Greer

/s/ Harold J. Kloosterman
-------------------------    Director                         December 29, 1998
    Harold J. Kloosterman

/s/ Bernard J. Korman
-------------------------    Director                         December 29, 1998
    Bernard J. Korman

/s/ Edward Lowenthal
-------------------------    Director                         December 29, 1998
    Edward Lowenthal

/s/ Robert L. Parker
-------------------------    Director                         December 29, 1998
    Robert L. Parker

                                 Exhibit Index
                                 -------------

Exhibit No.                   Description
-----------                   -----------
5.1                           Argue Person Harbison & Myers
                              Opinion relating thereto.

23.2                          Consent of Ernst & Young, LLP.
